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                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 20th day of October, 2001, by and between Robert Parrett, on the one hand, and e-mEDsOFT.COM, DBA Med Diversified, on the other hand, with reference to the following facts:

                                    RECITALS

         A. Currently, Robert Parrett ("Parrett") owns all issued and outstanding shares of Rejuveon, Inc (web site WWW.REJUVEON.COM), Parrett wishes to sell Rejuveon to Med Diversified including all of Parrett's shares in Rejuveon which represent all equity in Rejuveon, all classes of stock and all warrants or options (hereinafter "Shares"), and Med Diversified becomes the 100% owner of Rejuveon.

         B. Parrett represents that there are no contingent liabilities, threatened claims, lawsuits, trademark infringements, service mark infringements, patent Infringements, intellectual property infringements or other acts or events that Parrett or Rejuveon are guilty of that would cause Rejuveon to be liable to any person as of the date of this Agreement.

         C. Upon consummation of this Agreement, Parrett shall be employed by Med Diversified in the capacity of Director of Research and Development for a salary of $150,000 per year for five years, plus standard benefits accorded to senior executives of Med Diversified.

         D. Schedule "C" hereto contains provisions attendant to the transfer of control of Rejuveon that the parties acknowledge will be honored fully by Med Diversified [e.g., list out things like Evel's deal.]

            NOW THEREFORE, in consideration of the promises, mutual covenants and obligations set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    I. PURCHASE AND SALE OF SHARES

         1.1 SALE AND PURCHASE OF SHARES. Parrett (sometimes "Seller") hereby agrees to sell, transfer and convey title to the Shares to Med Diversified (sometimes "Purchaser"), and Purchaser agrees to purchase and receive title to the Shares from Seller upon the terms and conditions set out in this Agreement.

         1.2 CASH PURCHASE CONSIDERATION. Purchaser shall pay to Parrett $250,000.00 for the Shares plus the other considerations set out below (the "Purchase Consideration"), which shall be paid to Parrett upon receipt by the Purchaser of all closing.

         1.3 OTHER EMPLOYMENT CONSIDERATIONS. In January, 2002, Parrett shall receive options for 250,000 share of Med Diversified's common stock, subject to applicable restrictions under State and Federal Securities laws (All stock in Med Diversified payable hereunder is referred to hereinafter as "Med Stock.") There are no other restrictions on Parrett's receipt or disposition of these shares of Med Stock. Parrett shall receive additional shares, of Med Stock, but only in the following amounts based upon the following hurdles. In the event Rejuveon reaches gross annual revenues of $5,000,000 during Parrett's stewardship, Parrett shall receive 500,000 shares of Med Stock subject to applicable restrictions under State and Federal Securities laws. For each additional $5,000,000 in annual revenues beyond the first $5,000,000 reached by Rejuveon, Parrett shall receive an additional 500,000 shares of Med Stock unless and until Parrett reaches the maximum coordinates of $25,000,000 of annual revenues of 2,500,000 shares of Med Stock to himself as consideration thereof. When Med Diversified receives $100,000,000 in

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annual revenues from Rejuveon, Parrett shall receive an additional 3,000,000 shares. Parrett agrees that he must reach these hurdles in compliance with the policies and budgets set by Med Diversified, as outlined attached to Schedule "B" but otherwise within Med Diversified's sole discretion. With regard to all Med Stock, Parrett agrees and warrants as follows:

         A. Such Med Stock will be acquired by Parrett hereunder for his own account and for investment and not with a view to resale or distribution thereof and he has no present intention of selling or distributing the Shares. Parrett understands that any shares issued under this paragraph will not, as of the date of issuance, have been registered under the Securities Act of 1993, as amended (the "Securities Act") or the California Corporate Securities Law (the "California Corporate Securities Law") by reason of specific exemption from the registration provisions of the securities Act and the California Corporate Securities Law which depend, among other things, upon the bona fide nature of the investment intent as expressed herein. Parrett further acknowledges that the share certificate evidencing his ownership of such shares transferred hereunder shall be imprinted with legends indicating that the transfer of the shares may be restricted under applicable Federal and State Securities laws and Parrett agrees to comply with such restrictions.

         B. Parrett represents and acknowledges that he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment contemplated herein.

            C. Med Diversified shall use its best efforts to transfer stock to Parrett with as few restrictions as is possible under appropriate securities law. The parties intend and expect that in the month of January or February, 2002 that the shares of stock to be transferred to Parrett will be freely transferable by Parrett based upon their registration by Med Diversified.

                    II. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that, the following statements, each of which is acknowledged to be material and being relied upon by Purchaser, are true and correct.

         2.1 ORGANIZATION AND GOOD STANDING. Rejuveon is a corporation duly organized and validly existing, is in good standing and has all realistic corporate power and authority to own, lease or operate its properties and assets and to conduct its business as presently conducted and as contemplated. Rejuveon is qualified to do business, is in good standing and has all required and appropriate licenses in each other jurisdiction in which its failure to obtain such qualification, good standing or licenses would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of the Company.

         2.2 VALIDITY OF AGREEMENT. This Agreement constitutes the valid and binding obligation of Seller, and is enforceable in accordance with its terms.

         2.3 CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions, constitute a default under or conflict with any agreement, indenture or other instrument to which Seller or Rejuveon is a party or by which it is bound, the Articles of Incorporation or Bylaws of Seller or Rejuveon, and judgment, decree, order or award of any court, governmental body or arbitrator applicable to Seller or Rejuveon or any law, rule or regulation applicable to Seller or Rejuveon. No consent, approval or authorization of or declaration, filing or registration with, any governmental or regulatory authority or any other person (either government or private) is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.4 RECITALS INCORPORATED HEREIN BY REFERENCE. The recitals by Seller are incorporated herein by reference as though fully set forth and are binding upon Seller hereunder.

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         2.5 SALE IS OF 100% OF ALL CLASSES OF STOCK/WARRANTS: CONDITION OF
REJUVEON. The Shares being sold herein represent all issued and outstanding shares of stock in Rejuveon, Inc. There are no classes of stock other than those sold herein. There are no warrants outstanding in Rejuveon. A true and correct copy of Rejuveon's recent financial statement is appended hereto as Schedule "A" as though fully set forth. Seller warrants and represents that Schedule "A" is true and correct as of the date of this Agreement.

                    III. REPRESENTATIONS AND WARRANTIES OF PURCHASE

         Purchaser represents and warrants to Seller that the following statements, each of which are acknowledged to be material and being relied upon by Seller are true and correct.

         3.1 AUTHORIZATION AND VALIDITY OF AGREEMENT. Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Purchase and is enforceable in accordance with its terms against Purchaser except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors rights generally and by general equity principles.

         3.2 INVESTMENT REPRESENTATION. Purchaser represents and warrants that the Shares to be purchased pursuant to this Agreement are being purchased for its own account and for investment and not with a view to re-sale or distribution thereof and it has no present intention of selling or distributing the Shares. Purchaser understands that the States have not been registered under the Securities Art of 1993, as amended (the "Securities Act") or the California Corporate Securities Law (the "California Corporate Securities Law") by reason of specific exemptions from the registration provisions of the Securities Act and the California Corporate Securities Law which depend, among other things, upon the bona fide nature of the investment intent as expressed herein. Purchaser further acknowledges that the State certificate evidencing its ownership of the Shares transferred hereunder shall be imprinted with legends indicating that the transfer of the Shares may be restricted under applicable federal and State Securities laws and agrees to comply with such restrictions.

         3.3 SOPHISTICATION. Purchaser represents and acknowledges that it is able to fend for itself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

         3.4 INCORPORATED HEREIN BY REFERENCE. The recitals by Purchaser are incorporated herein by reference as though fully set forth and are binding upon Purchaser hereunder.

                    IV. THE CLOSING

         4.1 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at a location identified by Med Diversified ("Closing Office") in writing on October 19, 2001.

         4.2 CLOSING DELIVERIES. Concurrent with the delivery to and receipt by Parrett of the Purchase Consideration set forth herein, Parrett shall deliver to Med Diversified full and unencumbered title to all issued and outstanding Shares of all classes of stock in Rejuveon, Inc. in full compliance with all provisions of this Agreement.

                    V. GENERAL PROVISIONS

         5.1 EMPLOYMENT AGREEMENT. Parrett will be employed by Med Diversified and act as Director of Research as well as Director of Special Projects. His salary shall be $150,000 per year paid semi-monthly, in arrears, for a five-year period. Med Diversified may terminate the Employment Agreement at any time and for any reason. Nevertheless, Porno shall receive his full salary for the full five-year period as though he were a full-time employee.

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         5.2 ADDITIONAL EMPLOYEES. Med Diversified acknowledges that Rejuveon has had various employees who have helped in its growth. To the extent possible, Rejuveon will use its best efforts to retain and compensate employees who lave been part of the Rejuveon team the past few years.

         5.3 THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement.

         5.4 SEVERABILITY. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or enforceability, without affecting in any way the remaining portions of provisions hereof in such jurisdiction or, to the extent permitted by law, without rendering that or any other portion or provision hereof invalid, illegal or unenforceable in any other jurisdiction.

         5.5 EQUITABLE REMEDIES. In addition to legal remedies to the extent allowed pursuant to this Agreement or by law, in recognition of the fact that remedies at law may not be sufficient, the parties hereto (and their successors) shall be entitled to equitable remedies including without limitation, specific performance and injunction.

         5.6 ARTICLE AND SECTION HEADLINES. The Article and Section headings included in this Agreement are for the convenience of the parties only and shall not effect the construction or interpretation of this Agreement.

         5.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

         5.8 FEES AND EXPENSES. Each party shall pay all fees and expenses, however, described, incurred by them in connection with this transaction.

         5.9 NOTICES. Any notices which any party is required or may desire to give to any other party or parties under this Agreement shall be in writing, and shall be given by addressing the same in such other party or parties at this address(es) set forth on their web sites

         5.10 GOVERNING LAW AND VENUE. This Agreement shall be construed and governed by the laws of the State of California. The parties hereby consent to the jurisdiction of the American Arbitration Association with regard to any and all disputes hereunder, and judgment in arbitration shall be conclusively binding and not subject to approval of any kind. The parties expressly waive their right to a jury trial, a bench trial or any trial proceeding other than arbitration.

         5.11 ENTIRE AGREEMENT, AMENDMENTS AND WAIVER. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings - whether oral, written or both - of the parties with respect to the subject matter hereof. In the use of this particular Agreement, there have been no prior or contemporaneous agreements, representations and understandings between or among the parties hereto, and the only agreement that formed the topic of negotiations and discussions is contained herein. The parties agree that this Agreement may not be modified and that no attempted modification by the parties shall be binding upon either party hereto unless contained in a written instrument executed by all the parties to this Agreement. Accordingly, this Agreement may not be so modified by a writing that is unsigned by one or all of the parties hereto and this Agreement may not be modified by any oral amendment, oral agreement or other oral modification. In fact, any oral amendment or written modification that remains unsigned by the parties is invalid in that the parties intend that there is no consideration for any future promises that are not contained in writing and the parties hereto specifically agree that this be the case.

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         5.12 ASSIGNMENT. Neither this Agreement, nay portion hereof nor any rights hereunder maybe assigned or transferred by the Purchaser without the prior written consent of Seller or by the Seller without the prior written consent of the Purchaser.

         5.13 LEGAL ADVICE. The parties hereby acknowledge that they have received or have had an opportunity to receive independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the related document effecting this transaction. Prior to the execution of this Agreement and in accordance with these opportunities, each party made all desired changes to this Agreement. Each party and their attorneys have made such investigation of the facts pertaining to This Agreement and all of the matters pertaining thereto as they deemed necessary. Each party certifies that they have read this Agreement, and fully understand it and that they have executed it voluntarily, free of any duress, force, or undue influence of any party or any person.

         IN WITNESS HEREOF, the parties hereto have themselves, or through their duty authorized representatives, executed this Agreement, as of the date first set forth above.


                                       "PURCHASER"


                                       MED DIVERSIFIED


                                       By:
                                          -----------------------------------
                                          FRANK MAGLIOCHETTI
                                          Its:  President



                                       "SELLER"


                                       ROBERT PARRETT


                                       By:
                                          -----------------------------------
                                          ROBERT PARRETT
                                          Individually

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                             SALE OF ASSET AGREEMENT

         This agreement is entered Into between Rejuveon, Inc., a Delaware Corporation, and PARRETTCORP, L.L.C., an Arizona Corporation.

RECITALS:

         Currently, Rejuveon may have an interest in arrangements Involving Evel Knievel and Rejuveon or PARRETTCORP, L.L.C. The purpose of this Agreement is to have Rejuveon transfer all of its rights, title and interest to PARRETTCORP, L.L.C.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

AGREEMENTS:

         1. TRANSFER OF POSSIBLE ASSET. Rejuveon may have an interest In contractual relations with Evel Knievel. By executing this Agreement, Rejuveon fully transfers all of its right, title and interest to any possible involvement with contracts involving Evel Knievel. The parties agree that PARRETTCORP, L.L.C. owns all of the rights involving Knievel.

         2. To the extent that current financial obligations are due and owing and related to Knievel, PARRETTCORP, L.L.C. will assume those obligations.

         IN WITNESS WHEREOF, the parties have executive this agreement effective the ______ Day of October, 2001.


                               Rejuveon, Inc., a Delaware corporation


                               By:
                                  ----------------------------------------



                               PARRETTCORP, L.L.C.


                               By:
                                  -----------------------------------------
                                  Robert Parrett, Managing Member